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                            SUIZA FOODS CORPORATION

EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF PER SHARE EARNING

                                                                        YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------
                                                                   1996           1995          1994
                                                               -------------  ------------  ------------
                                                               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                               AMOUNTS)
Income (loss) before extraordinary items.....................  $      27,929  $     (1,576) $      4,245
Extraordinary loss...........................................          2,215         8,462           197
                                                               -------------  ------------  ------------
Net income (loss)............................................  $      25,714  $    (10,038) $      4,048
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------
Calculation of primary earnings (loss) per share:
  Weighted average shares outstanding........................      9,184,381     6,109,398     5,273,256
  Common stock equivalents (options & warrants)..............        737,441       *             883,131
                                                               -------------  ------------  ------------
  Total weighted average shares outstanding..................      9,921,822     6,109,398     6,156,387
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------
  Income (loss) before extraordinary items...................  $        2.81  $      (0.26) $       0.69
  Extraordinary loss.........................................          (0.22)        (1.38)        (0.03)
                                                               -------------  ------------  ------------
  Net income (loss)..........................................  $        2.59  $      (1.64) $       0.66
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------
Calculation of fully diluted earnings (loss) per share:
  Weighted average shares outstanding........................      9,184,381     6,109,398     5,273,256
  Common stock equivalents (options & warrants)..............        880,239       *             935,778
                                                               -------------  ------------  ------------
  Total weighted average shares outstanding..................     10,064,620     6,109,398     6,209,034
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------
  Income (loss) before extraordinary items...................  $        2.77  $      (0.26) $       0.68
  Extraordinary loss.........................................          (0.21)        (1.38)        (0.03)
                                                               -------------  ------------  ------------
  Net income (loss)..........................................  $        2.56  $      (1.64) $       0.65
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------

* Excluded as such amounts are anti-dilutive.